Exhibit 99.1

INVESTOR RELATIONS:
Glowpoint, Inc.
+1 973-855-3411
investorrelations@glowpoint.com

Glowpoint Reports First Quarter 2011 Results

Profit Up on Continued Growth in Cloud-Based Managed Video Services

MURRAY HILL, N.J., May 12, 2011 – Glowpoint, Inc. (OTCBB: GLOW), a leading global provider of cloud managed video services today reported its financial results for the first quarter ending March 31, 2011.

Total revenues for the first quarter were $7.0 million, an increase of 7% as compared to the same period last year.  Cloud-based managed video services (MVS) revenues were $3.1 million for the quarter, an increase of 33% over the same period last year. Cloud-based MVS were 45% of total revenues in the quarter, up from 36% in the prior year period. Network and Professional service revenues were $3.8 million, a decrease of 7% over the same period last year.

“We are pleased with the continued growth in our cloud-based MVS business as we remain focused on taking a definitive market-leading position for the enterprise video space,” said Joe Laezza, Glowpoint’s President and CEO. “Network and professional services revenues decreased due to customer churn in network services, and we currently expect these lower margin services to decline moderately for the remainder of the year.”

Adjusted EBITDA (as defined and reconciled to GAAP) for the first quarter was $424,000, an increase of $693,000 over the same period last year. Adjusted EBITDA margin was 6% compared to a negative 4% in the same period last year. Net income from continuing operations was $38,000, an increase of $726,000 over the same period last year.

“Reporting positive net income is a significant milestone and demonstrates the company’s focus on a disciplined cost structure,” commented John McGovern, Glowpoint’s executive vice president and chief financial officer.

“The first quarter was a solid one for us. We continue to see increasing demand for our cloud-based managed video services (Open Video™ MVS) and believe annualized revenue growth rates for this business will be in the 20%-30% range,” said Laezza. “Growth in MVS, coupled with the operating leverage of that business, sets a solid foundation for profitable growth as these revenues continue to increase as a percentage of total revenues,” added McGovern.

Q1 Highlights

•	Added Steve Vobbe, a Tandberg/Cisco industry veteran as new head of sales and marketing.
•	Added partnerships with Avaya and Nexxus.
•	Announced the launch of the Virtual Video Room (“VVR”) as part of Glowpoint’s Open Video™ cloud suite of managed services, and was awarded another patent for automated video call routing technology.
•	Recognized in Video Conferencing Insight for 2010 Managed Service Provider of the year list and CRN magazine’s “everything channel’s CRN need to know” list for VOIP and UC Vendors.
•
Provided high profile event services for the broadcasting of the NFL draft that enable remote live interviews and breaking news using Glowpoint’s HD telepresence event services as an alternative to satellite truck rolls in over 30 locations throughout the U.S.

As of March 31, 2011, capital expenditures were $441,000, and there were 21,432,000 shares of common stock issued and outstanding and 25,870,000 shares on a fully diluted basis.

“Our focus on investing in growth continues to be the number one priority for Glowpoint. According to market research data, there is a significant amount of business grade video endpoints deployed and that base continues to grow on a global basis. These growth trends support the Glowpoint service model well with demand for our Open Video MVS. For a growing base of enterprise video users, Glowpoint solves the common challenges associated with ease of use and interoperability,” added Laezza.

In lieu of an earnings call for the period, the company will be presenting at its annual meeting of shareholder on June 1, 2011.

Supporting Resources

•	Glowpoint Investor Information
•	Recent Glowpoint News and Events
•	Glowpoint on Twitter

About Glowpoint

Glowpoint, Inc. (OTCBB: GLOW) provides cloud managed video services that make the delivery of consistently high-quality video conferencing and telepresence service as simple as using the internet, between any technology, network and business. Using our Open Video™ cloud architecture, Glowpoint enables organizations of all sizes to adopt business-class video easily, scale instantly and collaborate openly, yet securely across technology boundaries – to realize the full value of visual communications. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as net income or loss from continuing operations before depreciation, amortization, interest expense, interest income, sales taxes and regulatory fee expense or benefit, loss on extinguishment of debt, changes in fair value of derivative financial instruments and stock-based compensation, and severance. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles.  Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.  Additionally, Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our SEC filings prior to this date.  A reconciliation of Adjusted EBITDA to net loss is shown below.

Forward Looking Statements

Some statements set forth in this release, other than historical information, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements that include words such as "anticipate," "believe," "estimate" or "expect" and statements in the future tense are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.  Certain factors that could cause our results to differ materially from our expectations are described in our filings with the Securities and Exchange Commission.  We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements in order to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

GLOWPOINT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and shares)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$1,491	$2,035
Accounts receivable, net of allowance for doubtful accounts of $200 and $250, respectively	2,934	2,706
Net current assets of discontinued operations	-	15
Prepaid expenses and other current assets	468	377
Total current assets	4,893	5,133
Property and equipment, net	3,313	3,148
Other assets	69	83
Total assets	$8,275	$8,364

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,501	$2,333
Accrued expenses	963	1,352
Net current liabilities of discontinued operations	26	-
Accrued sales taxes and regulatory fees	729	739
Revolving loan facility	750	750
Customer deposits	174	243
Deferred revenue	270	242
Total current liabilities	5,413	5,659

Stockholders' equity:
Preferred stock Series B, non-convertible; $.0001 par value	10,000	10,000
Preferred stock Series A-2, convertible; $.0001 par value	3,354	3,354
Common stock, $.0001 par value	2	9
Additional paid-in capital	154,542	154,410
Accumulated deficit	(165,036)	(165,068)
Total stockholders' equity	2,862	2,705
Total liabilities and stockholders' equity	$8,275	$8,364

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and GAAP to Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Managed services combined (Cloud-based MVS)	$3,137	$2,364
OV Connect and other (Network services and Professional services combined)	3,844	4,151
Total revenue	6,981	6,515

Network and infrastructure	2,412	2,834
Global managed services	1,894	2,055
Sales and marketing	921	892
General and administrative	1,407	1,120
Depreciation and amortization	276	266
Total operating expenses	6,910	7,167
Income (loss) from operations	71	(652)
Other Expenses	33	36
Net income (loss) from continuing operations	38	(688)
(Loss) income from discontinued operations	(6)	77
Net income (loss)	32	(611)
Redemption of preferred stock	-	(778)
Net income (loss) attributable to common stockholders	$32	$(1,389)

Net income (loss) attributable to common stockholders per share:
Continuing operations	$-	$(0.09)
Discontinued operations	$-	$-
Basic net income (loss) per share	$-	$(0.09)

Continuing operations	$-	$(0.09)
Discontinued operations	$-	$-
Diluted net income (loss) per share	$-	$(0.09)

Weighted average number of common shares:
Basic	20,674	16,060
Diluted	24,703	16,060

ADJUSTED EBITDA - GAAP to Non GAAP Reconciliation
Net Income/(Loss) from continuing operations	$38	$(688)

Interest/Financing	33	36
Depreciation	276	266
Stock-based compensation	77	117
Adjusted EBITDA	$424	$(269)

GLOWPOINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from Operating Activities:
Net income (loss)	$32	$(611)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	276	266
Amortization of deferred financing costs	15	-
Bad debt expense	(15)	80
Stock-based compensation	77	117
Increase (decrease) attributable to changes in assets and liabilities:
Accounts receivable	(213)	(236)
Other current assets	(91)	(162)
Other assets	(1)	-
Accounts payable	168	276
Customer deposits	(69)	18
Accrued expenses, sales taxes and regulatory fees	(351)	147
Deferred revenue	28	10
Net cash used in continuing operating activities	(144)	(95)
Net cash provided by discontinuing operating activities	41	28
Net cash used in operating activities	(103)	(67)

Cash flows from Investing Activities:
Purchases of property and equipment	(441)	(312)
Net cash used in investing activities	(441)	(312)

Cash flows from Financing Activities:
Proceeds from preferred stock offering	-	3,007
Costs related to private placement	-	(230)
Net cash provided by financing activities	-	2,777

Increase (decrease) in cash	(544)	2,398

Cash at beginning of period	2,035	587

Cash at end of period	$1,491	$2,985